Exhibit 23.1

JOHN J. GEIB	CHARTERED ACCOUNTANT Southcentre Executive Tower 405, 11012 Macleod Trail South Calgary, Alberta T2J 6A5	Phone: Fax:	259-4519 255-0745

February 3, 2004

Board of Directors
Alberta Exploration Company
Calgary, Alberta
Canada

Consent of Chartered Accountant

I consent to the use of my report dated December 5, 2003 on the financial statements of Alberta Exploration Company as of November 30, 2003 and the period from December 1, 2002 to November 30, 2003, and the inclusion of my name under the heading "Experts" in the form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ John Geib
Chartered Accountant
Calgary, Alberta